                                 EXHIBIT 12.01
                      RATIO OF EARNINGS TO FIXED CHARGES


                              CAPITAL SOURCE L.P.


                     Six Months        Year            Year            Year            Year            Year
                       Ended           Ended           Ended           Ended           Ended           Ended
                   June 30, 1998   Dec. 31, 1997   Dec. 31, 1996   Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1993
                   -------------   -------------   -------------   -------------   -------------   -------------
Net income           1,486,796       3,051,221       3,187,307       3,472,057       3,464,875       3,234,840
Interest                    --              --              --              --              --              --
                     ---------       ---------       ---------       ---------       ---------       ---------
                     1,486,796       3,051,221       3,187,307       3,472,057       3,464,875       3,234,840
                     ---------       ---------       ---------       ---------       ---------       ---------
                     ---------       ---------       ---------       ---------       ---------       ---------
Ratio**                    N/A             N/A             N/A             N/A             N/A             N/A


** Pretax income plus interest/interest
   (Pretax income=net income)



                            CAPITAL SOURCE II L.P.-A


                     Six Months        Year            Year            Year            Year            Year
                       Ended           Ended           Ended           Ended           Ended           Ended
                   June 30, 1998   Dec. 31, 1997   Dec. 31, 1996   Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1993
                   -------------   -------------   -------------   -------------   -------------   -------------
Net income             582,858       1,654,005       2,123,037       2,173,096       2,021,288       2,255,564
Interest                    --              --              --              --              --              --
                     ---------       ---------       ---------       ---------       ---------       ---------
                       582,858       1,654,005       2,123,037       2,173,096       2,021,288       2,255,564
                     ---------       ---------       ---------       ---------       ---------       ---------
                     ---------       ---------       ---------       ---------       ---------       ---------
Ratio**                    N/A             N/A             N/A             N/A             N/A             N/A


** Pretax income plus interest/interest
   (Pretax income=net income)